POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Richard J. Coburn and Norman L. Milliard, and each of them, with full power to act with or without the other, as his or her agent and attorney-in-fact to execute in his or her name, place and stead (whether on behalf of the undersigned individually or as an officer or director of the Company or otherwise) a Registration Statement on Form S-8 of Accent Color Sciences, Inc. respecting its 1995 Stock Incentive Plan, and any and all amendments thereto, including post-effective amendments, and to file such Registration Statement and any such amendment thereto with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 9th day of May, 1997.




/s/ Richard J. Coburn                   /s/ Raymond N. Smith
Richard J. Coburn                       Raymond N. Smith




/s/ Richard Hodgson                     /s/ Robert H. Steele
Richard Hogdson                         Robert H. Steele




/s/ Norman L. Milliard                  /s/ Peter Teufel
Norman L. Milliard                      Peter Teufel




/s/ Willard F. Pinney, Jr.
Willard F. Pinney, Jr.